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                                                                    EXHIBIT 23.5



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


    We hereby consent to the use of our report dated February 25, 1997 and of the estimates of net proved oil and natural gas reserves of Convest Energy Corporation, and its wholly-owned subsidiary Edisto Exploration & Production Company, and their present values, as of January 1, 1997 and 1996, respectively, in this Form S-4 Registration Statement (Registration No. ______) and the prospectus incorporated therein, and all references to our firm therein.

                                       NETHERLAND, SEWELL & ASSOCIATES, INC.



                                       By: /s/ CLARENCE M. NETHERLAND
                                          -------------------------------------
                                           Clarence M. Netherland
                                           Chairman


Dallas, Texas
July 17, 1997